UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

MSP Recovery, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39445	84-4117825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Le Jeune Road Floor 10
Coral Gables, Florida		33134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 614-2222

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LIFW	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	LIFWW	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $0.0001 per share	LIFWZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 14, 2023, the Audit Committee of the Board of Directors (the “Audit Committee”) of MSP Recovery, Inc., d/b/a LifeWallet (the “Company”), concluded that the Company’s quarterly financial statements for the periods ended June 30, 2022 and September 30, 2022 require restatements and should no longer be relied upon. In addition, any previously issued or filed earnings releases, investor presentations or other communications describing the Company’s quarterly financial statements and other related financial information covering the quarters ended June 30, 2022 and September 30, 2022 should no longer be relied upon.

In connection with the preparation of the Company's audited financial statements for the year ended December 31, 2022, the Company identified errors in the accounting for the indemnification asset, various intangible assets and rights to cash flows and consolidation of an entity in connection with the Company's business combination. The Company used in the valuation of certain assets acquired in connection with the business combination the market price of the Company's Class A common stock based on the closing price immediately preceding the business combination, which instead should have been based on the opening price of the Company's Class A common stock after the closing of the Company's business combination. In addition, the Company determined that rights to receive the distributable net proceeds from certain claims should have been consolidated into the Company's financial statements. In connection with these restatements, the Company also identified material weaknesses in internal controls related to the accounting for complex transactions.

The Company will include restated financial information for the affected periods in a footnote to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as in future Quarterly Reports or Form 10-Q. The Company has not filed and does not intend to file an amendment to the Company’s previously filed Quarterly Reports on Form 10-Q for the affected periods.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP Recovery, Inc.

Date:	April 14, 2023	By:	/s/ Calvin Hamstra
Name: Calvin Hamstra Title: Chief Financial Officer